Exhibit 5.1

January 9, 2008

Realogy Corporation

1 Campus Drive

Parsippany, New Jersey 07054

Re:	Realogy Corporation
Registration Statement on Form S-4
(File No. 333-148153)

Ladies and Gentlemen:

We have acted as counsel to Realogy Corporation, a Delaware corporation (the “Company”), and the subsidiaries of the Company named in Schedule A to Amendment No. 1 to the Registration Statement (as defined below) (each a “Guarantor” and collectively, the “Guarantors”), in connection with the preparation and filing by the Company and the Guarantors with the Securities and Exchange Commission of a Registration Statement on Form S-4, as amended (File No. 333-148153) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering by the Company and the Guarantors of (i) up to $1,700,000,000 aggregate principal amount of 10.50% Senior Notes due 2014 (the “Exchange Senior Notes”) of the Company, and the related guarantees thereof (the “Senior Notes Guarantees”) by each of the Guarantors, (ii) up to $550,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2014 (the “Exchange Senior Toggle Notes”) of the Company, and the related guarantees thereof (the “Senior Toggle Notes Guarantees”) by each of the Guarantors and (iii) up to $875,000,000 aggregate principal amount of 12.375% Senior Subordinated Notes due 2015 (the “Exchange Senior Subordinated Notes” and, together with the Exchange Senior Notes and the Exchange Senior Toggle Notes, the “Exchange Notes”) of the Company, and the related guarantees thereof (the “Senior Subordinated Notes Guarantees” and, together with the Senior Notes Guarantees and the Senior Toggle Notes Guarantees, the “Guarantees”) by each of the Guarantors, all of which have been registered under the Act. The Exchange Senior Notes and the Senior Notes Guarantees will be issued under the Indenture (the “Senior Notes Indenture”), dated as of April 10, 2007, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee

Realogy Corporation

January 9, 2008

(the “Trustee”) pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 10.50% Senior Notes due 2014 (the “Original Senior Notes”) and related guarantees issued under the Senior Notes Indenture. The Exchange Senior Toggle Notes and the Senior Toggle Notes Guarantees will be issued under the Indenture (the “Senior Toggle Notes Indenture”), dated as of April 10, 2007, among the Company, the Guarantors party thereto and the Trustee pursuant to the Exchange Offer in exchange for a like principal amount of the issued and outstanding 11.00%/11.75% Senior Toggle Notes due 2014 (the “Original Senior Toggle Notes”) and related guarantees issued under the Senior Toggle Notes Indenture. The Exchange Senior Subordinated Notes and the Senior Subordinated Notes Guarantees will be issued under the Indenture (the “Senior Subordinated Notes Indenture” and, together with the Senior Notes Indenture and the Senior Toggle Notes Indenture, the “Indentures”), dated as of April 10, 2007, among the Company, the Guarantors party thereto and the Trustee pursuant to the Exchange Offer in exchange for a like principal amount of the issued and outstanding 12.375% Senior Subordinated Notes due 2015 (the “Original Senior Subordinated Notes” and, together with the Original Senior Notes and the Original Senior Toggle Notes, the “Original Notes”) and related guarantees issued under the Senior Subordinated Notes Indenture. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of the Indentures and such corporate, limited liability company and other records of the Company and the Covered Guarantors (as defined below) and other certificates and documents of officials of the Company, the Covered Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies and that the Exchange Notes will conform to the specimen thereof we have reviewed. We also have assumed the due authorization, execution, authentication, issuance and delivery of the Indentures and the Original Notes by the parties thereto other than the Company and the Covered Guarantors and that the Indentures are valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Company and certificates of the Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in accordance with the terms of the

Realogy Corporation

January 9, 2008

Indentures against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer:

1. the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. the Guarantees will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	For purposes of this letter, “Covered Guarantors” means each Guarantor whose state of incorporation or organization, as set forth on Schedule A to Amendment No. 1 to the Registration Statement, is the State of Delaware or the State of New York.

B.	We express no opinion as to the laws of any jurisdiction other than (i) any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the State of New York, (ii) the General Corporation Law of the State of Delaware, (iii) the Delaware Limited Liability Company Act and (iv) the Delaware Revised Uniform Limited Partnership Act. As used herein, the terms “General Corporation Law of the State of Delaware”, “Delaware Limited Liability Company Act” and “Delaware Revised Uniform Limited Partnership Act” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

C.

The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution; and (iv) limitations on the waiver of rights under any stay, extension or usury law or other law, whether now or hereafter in force, which would

Realogy Corporation

January 9, 2008

prohibit or forgive the Company or a Guarantor from paying all or any portion of the Original Notes or the Exchange Notes as contemplated in the Indenture.

D.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, a Guarantor or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.